Exhibit 10.46

MARTEK BIOSCIENCES CORPORATION
2003 NEW EMPLOYEE STOCK OPTION PLAN
STOCK OPTION AGREEMENT (NON-QUALIFIED)

TABLE OF CONTENTS

1. GRANT OF OPTION	1
2. TERMS OF PLAN	1
3. OPTION PRICE	2
4. VESTING IN OPTIONS	2
5. TERM AND EXERCISE OF OPTION	2
(a) Term	2
(b) Option Period and Limitations on Exercise	2
(c) Limitations on Exercise of Option	2
(d) Method of Exercise	3
6. TERMINATION OF SERVICE	3
(a) Termination of Service	3
(b) Rights in the Event of Death	4
(c) Rights in the Event of Disability	4
7. TRANSFERABILITY	4
8. REQUIREMENTS OF LAW	5
9. EFFECT OF CHANGES IN CAPITALIZATION	6
(a) Changes in Stock	6
(b) Reorganization In Which The Company Is The Surviving Entity Which Does Not Constitute A Corporate Transaction	6
(c) Dissolution, Liquidation, Sale of Assets, Reorganization in Which the Company Is Not the Surviving Company, Etc.	7
(d) Adjustments	8
(e) No Limitations on Company	8
10. DISCLAIMER OF RIGHTS	8
11. FORFEITURE OF RIGHTS	8
12. CAPTIONS	9
13. WITHHOLDING OF TAXES	9
14. SEVERABILITY	9
15. INTERPRETATION OF THIS OPTION AGREEMENT	9
16. GOVERNING LAW	9
17. BINDING EFFECT	9
18. NOTICE	10
19. ENTIRE AGREEMENT	10

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MARTEK BIOSCIENCES CORPORATION
2003 NEW EMPLOYEE STOCK OPTION PLAN
STOCK OPTION AGREEMENT (NON-QUALIFIED)

     This Option Agreement is made as of ___, 2003, by and between Martek Biosciences Corporation, a Delaware corporation (the “Company”), and ___, an individual who is employed by, or providing services to, the Company or one of its Affiliates (the “Optionee”).

     WHEREAS, the Board of Directors of the Company have duly adopted and approved the Martek Biosciences Corporation 2003 New Employee Stock Option Plan (the “Plan”), which Plan authorizes the Company to grant to eligible individuals options for the purchase of shares of the Company’s Common Stock, par value $.10 per share (the “Stock”); and

     WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Optionee, pursuant to the Plan, an option to purchase a certain number of shares of Stock, in order to provide the Optionee with an incentive to advance the interests of the Company and any Affiliate thereof;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1. GRANT OF OPTION

          Subject to the terms of the Plan, the Company hereby grants to the Optionee the right and option (the “Option”) to purchase from the Company, on the terms and subject to the conditions set forth in the Plan and in this Option Agreement, ___(___) shares of Stock. This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The date of grant of this Option is ___, 2003 (the “Grant Date”), the date on which the grant of the Option was approved by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

2. TERMS OF PLAN

          The Option granted pursuant to this Option Agreement is granted subject to the terms and conditions set forth in the Plan. All terms and conditions of the Plan are hereby incorporated into this Option Agreement by reference and shall be deemed to be part of this Option Agreement, without regard to whether such terms and conditions are not otherwise set forth in this Option Agreement. To the extent any capitalized words used in this Option Agreement are not defined, they shall have the definitions stated for them in the Plan. In the event that there is any inconsistency between the provisions of this Option Agreement and of the Plan, the provisions of the Plan shall govern.

3. OPTION PRICE

          The purchase price (the “Option Price”) for each share subject to the Option granted by this Option Agreement is $___.

4. VESTING IN OPTIONS

[Vesting period and other vesting provisions are determined on a grant-by-grant basis.]

5. TERM AND EXERCISE OF OPTION

     (a) Term

          The Option shall terminate and all rights to purchase the shares thereunder shall cease upon the expiration of ten years after the Grant Date, unless terminated earlier pursuant to another provision of this Option Agreement.

     (b) Option Period and Limitations on Exercise

          The Optionee may exercise the Option (subject to the limitations on exercise set forth in this Option Agreement and in the Plan), to the extent the Option is vested and has not terminated. Any limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the Grant Date of the Option, so as to accelerate the time at which the Option may be exercised. The time at which the Option may be exercised will be accelerated and the Option shall be exercisable, in whole or in part, at any time and from time to time prior to termination of the Option after termination of Service by reason of death of Optionee or Disability of the Optionee.

     (c) Limitations on Exercise of Option

          Notwithstanding the foregoing Sections, in no event may the Option be exercised: (i) in whole or in part, after ten years following the Grant Date, as set forth in Section 1 above, (ii) following termination of Service for Cause or (iii) following termination of Service except as provided in Sections 6(a), 6(b), and 6(c) below.

     (d) Method of Exercise

          The Option may be exercised to the extent that shares have become exercisable hereunder by delivery to the Company on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made (i) in cash or by check payable to the order of the Company; (ii) through the tender to the Company of shares of Stock which have been held by the Optionee for at least six months, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in Sections 5(d)(i) and 5(d)(ii) hereof. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the Optionee shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual’s ownership of such shares. An individual holding or exercising the Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 9 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

6. TERMINATION OF SERVICE

     (a) Termination of Service

          The Option shall remain exercisable for thirty (30) days following a termination of Service, other than for Cause or by reason of the death or Disability, to the extent such Option was vested at the time of termination. At the end of such thirty (30) day period, the Option shall terminate unless notice is given exercising such Option, and such Optionee shall have no further right to purchase shares pursuant to such Option. If a termination of Service is for Cause, the Option shall terminate on the termination of Service. Whether a leave of absence or leave on military or government service shall constitute a termination of Service for purposes of this Option Agreement shall be determined by the Committee, which determination shall be final and conclusive.

     (b) Rights in the Event of Death

          If the Optionee terminates Service because of his or her death, the executors or administrators or legatees or distributees of such Optionee’s estate shall have the right at any time within one year after the date of such Optionee’s death, and prior to termination of the Option pursuant to Section 5(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee’s death, whether or not such Option was exercisable immediately prior to such Optionee’s death.

     (c) Rights in the Event of Disability

          If the Optionee terminates Service by reason of his or her Disability, then such Optionee shall have the right, at any time within one year after such termination of Service and prior to termination of the Option pursuant to Section 5(a) above, to exercise, in whole or in part, the Option held by such Optionee at the date of such termination of Service, whether or not such Option was exercisable immediately prior to such termination of Service. Whether a termination of Service is to be considered by reason of Disability for purposes of this Option Agreement shall be determined by the Committee, which determination shall be final and conclusive.

7. TRANSFERABILITY

          Except as provided in this Section 7, during the lifetime of the Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee’s guardian or legal representative) may exercise the Option and no Option shall be assignable or transferable by the Optionee, other than by will or the laws of descent and distribution. The Optionee may transfer all or part of an Option, not for value, to any Family Member, provided that the Optionee provides prior written notice to the Company, in a form satisfactory to the Company, of such transfer. For the purpose of this Section 7, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Optionee) in exchange for an interest in that entity. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Optionee in accordance with this Section 7 or by will or the laws of descent and distribution. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 7 hereof the term “Optionee” shall be deemed to refer the transferee. The events of termination of the Service of Section 6 hereof shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Section 6. For purposes of this Option Agreement, the term “Family Member” shall have the meaning set forth in the Plan.

8. REQUIREMENTS OF LAW

          The Company shall not be required to sell or issue any securities under the Option if the sale or issuance of such securities would constitute a violation by the Optionee, the individual exercising the Option, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any securities subject to the Option upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of securities hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the 1933 Act, upon the exercise of the Option, unless a registration statement under such act is in effect with respect to the securities covered by the Option, the Company shall not be required to sell or issue such securities unless the Committee has received evidence satisfactory to it that the holder of such Option may acquire such securities pursuant to an exemption from registration under such act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the 1933 Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of securities pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable until the securities covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

9. EFFECT OF CHANGES IN CAPITALIZATION

     (a) Changes in Stock

          If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date of the grant of this Option, the number and kind of shares for which this Option is exercisable shall be adjusted proportionately and accordingly so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in the Option shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of the outstanding Option, but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to the Option and/or (ii) the exercise price of the Option to reflect such distribution.

(b)	Reorganization In Which The Company Is The Surviving Entity Which Does Not Constitute A Corporate Transaction.

          Subject to Subsection 9(c) hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, the Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

(c)	Dissolution, Liquidation, Sale of Assets, Reorganization in Which the Company Is Not the Surviving Company, Etc.

          Subject to the exceptions set forth in the last sentence of this Section 9(c), either of the following two actions shall be taken:

          (A) fifteen days prior to the scheduled consummation of a Corporate Transaction, the Option, if outstanding, shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

          (B) the Board may elect, in its sole discretion, to cancel any outstanding awards of Options and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), equal to the product of the number of shares of Stock subject to the Option (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price applicable to such Award Shares.

          With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders. This section 9(c) shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options theretofore granted, or for the substitution for such Options for new common stock options relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option exercise prices, in which event the Plan and the Option shall continue in the manner and under the terms so provided.

     (d) Adjustments

          Adjustments under this Section 9 related to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (e) No Limitations on Company

          The grant of the Option shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

10. DISCLAIMER OF RIGHTS

          No provision in this Option Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any of its Affiliates, or to interfere in any way with any contractual or other right or authority of the Company or any of its Affiliates either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any of its Affiliates.

11. FORFEITURE OF RIGHTS

          The Company at any time shall have the right to cause a forfeiture of the rights of the Optionee on account of the Optionee taking actions in competition with the Company. Unless otherwise specified in an employment or other agreement between the Company and the Optionee, the Optionee takes actions in competition with the Company if he or she directly or indirectly owns any interest in, operates, joins, controls or participates as a partner, director, principal, officer, or agent of, enters into the employment of, acts as a consultant to, or performs any services for, any entity which has material operations which compete with any business in which the Company or any of its Subsidiaries is engaged during the Optionee’s employment with the Company or any of its Affiliates or at the time of the Optionee’s termination of employment.

12. CAPTIONS

          The use of captions in this Option Agreement is for the convenience of reference only and shall not affect the meaning of any provision of such Option Agreement.

13. WITHHOLDING OF TAXES

          The Company shall have the right to deduct from payments of any kind otherwise due to an Optionee any federal, state, or local taxes of any kind required by law to be withheld with respect to any payments, distributions and property transferred under this Option Agreement. At the time of exercise, the Optionee shall pay to the Company any amount that the Company may reasonably determine to be necessary to satisfy such withholding obligation.

14. SEVERABILITY

          If any provision of the Plan or this Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions thereof and hereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15. INTERPRETATION OF THIS OPTION AGREEMENT

          All decisions and interpretations made by the Company or the Committee with regard to any question arising under the Plan or this Option Agreement shall be final, binding and conclusive on the Company and the Optionee and any other person entitled to exercise the Option as provided for herein.

16. GOVERNING LAW

          The validity and construction of this Option Agreement shall be governed by the laws of the State of Delaware but not including the choice of law rules thereof.

17. BINDING EFFECT

          Subject to all restrictions provided for in this Option Agreement, the Plan and by applicable law limiting assignment and transfer of this Option Agreement and the Option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

18. NOTICE

          All notices or other communications which may be or are required to be given by any party to any other party pursuant to this Option Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or telecopier (fax), addressed as follows:

If to the Company:

Martek Biosciences Corporation
6480 Dobbin Road
Columbia, Maryland 21045
Attention: Corporate Secretary
Telecopy: (410) 740-2985

If to Optionee:

At the address set forth below under Optionee’s name at the foot of this Agreement.

Each party may designate by notice in writing a new address to which any notice or other communication may thereafter be so given. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above, shall be deemed sufficiently given for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of personal courier or, with respect to a telecopy, upon acknowledgment of receipt thereof and in all cases at such time as delivery is refused by the addressee upon presentation.

19. ENTIRE AGREEMENT

          This Option Agreement and the Plan together constitute the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Option Agreement, or caused this Option Agreement to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

MARTEK BIOSCIENCES CORPORATION

By:

Henry Linsert, Jr.
Chairman and Chief Executive Officer

OPTIONEE:

[Insert Name of Optionee]

ADDRESS FOR NOTICE TO OPTIONEE:

[Insert Optionee Address]